UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 18, 2017, Resolute Forest Products Inc. (the “Company”) appointed Hugues Dorban as vice president and chief accounting officer effective September 11, 2017. In this role, Mr. Dorban will serve as the Company’s principal accounting officer within the meaning of the rules of the Securities and Exchange Commission.

Mr. Dorban, age 40, has been the Vice President Finance and Chief Financial Officer of Bombardier Transportation since December 2015. Before that he was Chief Financial Officer of ArcelorMittal Mines Canada from July 2015 through December 2015, and previously held positions as Chief Financial Officer (October 2011 through July 2015), and Controller (May 2007 through October 2011) with ArcelorMittal Long Carbon North America. Mr. Dorban holds a Master of Business Administration as well as a Master in Financial Economy-Corporate Finance.

Upon commencement of employment, Mr. Dorban will receive a customary compensation package consisting of an annual salary commensurate with his duties, and will be eligible to participate in the Company’s short- and long-term incentive plans, and other benefit plans generally available to employees. Mr. Dorban will also be covered by the Company’s indemnification policy for its executive officers and the chief accounting officer.

Mr. Dorban will replace Silvana Travaglini, who will resign as vice president and chief accounting officer and become vice president and treasurer of the Company effective September 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: August 23, 2017	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer